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EXHIBIT 4

TRANSACTIONS IN UNITS OF BENEFICIAL INTEREST OF THE TRUST DURING THE
PAST 60 DAYS


         The Reporting Persons engaged in the following transactions in Units of the Trust during the past 60 days.


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                                          QUANTITY         PURCHASE                        TYPE OF
DATE OF TRANSACTION      PURCHASER        PURCHASED         PRICE      PRICE PER UNIT    TRANSACTION
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                                                                                          Open Market
     7/21/2003             MOSHLP           1,300         $   40.63        $ 0.03          Purchase
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                                                                                          Open Market
     7/21/2003             MOSHLP          65,000          1,950.00          0.03          Purchase
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                                                                                          Open Market
     7/22/2003             MOSHLP           5,000            150.00          0.03          Purchase
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                                                                                          Open Market
     7/23/2003             MOSHLP             700             26.25          0.04          Purchase
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                                                                                          Open Market
     7/28/2003             MOSHLP           7,900            237.00          0.03          Purchase
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                                                                                          Open Market
     7/30/2003             MOSHLP          70,400          2,034.56          0.03          Purchase
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                                                                                          Open Market
     8/4/2003              MOSHLP         194,300          5,879.00          0.03          Purchase
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                                                                                          Open Market
     8/5/2003              MOSHLP          85,000          2,608.65          0.03          Purchase
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                                                                                          Open Market
     8/7/2003              MOSHLP          15,500            465.00          0.03          Purchase
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                                                                                          Open Market
     8/11/2003             MOSHLP           1,000             30.00          0.03          Purchase
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                                                                                          Open Market
     8/15/2003             MOSHLP           2,000             75.00          0.04          Purchase
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                                                                                          Open Market
     8/25/2003             MOSHLP          94,500          3,307.50          0.04          Purchase
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                                                                                          Open Market
     8/27/2003             MOSHLP           1,000             35.00          0.04          Purchase
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                                                                                          Open Market
     8/28/2003             MOSHLP         155,000          6,200.00          0.04          Purchase
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                                                                                          Open Market
     9/3/2003              MOSHLP         100,000          4,000.00          0.04          Purchase
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                                                                                          Open Market
     9/4/2003              MOSHLP             500             20.00          0.04          Purchase
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